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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date Of Earliest Event Reported) September 18, 2000

                           Transworld Healthcare, Inc.
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             (Exact name of Registrant as specified in its charter)

                                    New York
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                 (State or other jurisdiction of incorporation)

          1-11570                                        13-3098275
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(Commission File Number)                   (I.R.S. Employer Identification No.)

                  555 Madison Avenue, New York New York 10022
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 750-0064


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            (Former name or former address, if changed last report.)


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ITEM 5.  OTHER EVENTS.

         Transworld Healthcare , Inc. ("Transworld") announced on September 18, 2000, that it has entered into an agreement, subject to the satisfaction of customary closing conditions, to sell certain assets of its U.S. operating subsidiaries MK Diabetic Services, Inc., Respiflow, Inc. and Transworld Ostomy, Inc. The proposed purchase price is $2,000,000 in cash plus book value of on-hand saleable inventory. The buyer will manage the pre-closing trade receivables in accordance with terms of a separate Receivables Management Agreement and will receive a collection fee of 3% on the first $3,000,000 of net collections and 5% thereafter. A number of employees will remain employed by Transworld, on-site at Jacksonville, to assist in the shut down of the facility and in the collection of trade receivables. Transworld anticipates recording a pre-tax charge of $16,000,000 to $18,000,000 principally related to write off of goodwill in the quarter ended September 30, 2000.

         Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve unknown risks and uncertainties which may cause actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 22, 2000

                               TRANSWORLD HEALTHCARE, INC.

                               By: /s/ John B. Wynne
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                                       John B. Wynne
                                       Vice President and Chief Financial
                                       Officer (Principal Financial Officer
                                       and Duly Authorized to Sign on Behalf of
                                       Registrant)


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